FOR IMMEDIATE RELEASE

Contact:
John Fuller,
Chief Financial Officer
760-929-8226

RUBIO’S® Restaurants, Inc. Reports record
4th QUARTER AND FULL YEAR 2004 EARNINGS

Company Posts 66% Improvement in 2004 Operating Margins and Posts
13th Consecutive Quarter of Positive Comparable Store Sales

CARLSBAD, CA - March 15, 2005 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO), the leader of the Affordable Fast Casual Fresh Mexican Grill segment, today announced unaudited financial results for the fourth quarter and year ended December 26, 2004. Similar to other restaurant and retail companies, the Company also announced certain non-cash adjustments for lease accounting changes to historical financial statements. All amounts have been presented on a basis consistent with the restatement described below.

Fourth Quarter Highlights

•
Net income was $272,000 as compared to net income of $180,000 in the fourth quarter 2003. The 2004 and 2003 fourth quarter net income includes after-tax charges of $106,000 and $174,000, respectively, for changes in historical lease accounting as described below.

•
Earnings per share was $0.03 per diluted share, as compared to $0.02 per diluted share in the fourth quarter of 2003. The 2004 and 2003 fourth quarter earnings per share were reduced by $0.01 and $0.02, respectively, for changes in historical lease accounting as described below.

•	Comparable store sales increased 3.2%. This is also the 13th consecutive quarter of positive comparable store sales growth.
•	Revenues rose 7.5% to $32.7 million from $30.4 million for the fourth quarter, 2003.
•	Average unit volumes for the trailing four quarters increased to $942,000.

•
Restaurant operating margins increased by 12.8% to 9.7%, up from 8.6% for the same quarter last year. The 2004 and 2003 fourth quarter restaurant operating margins were decreased by 0.5% and 0.7%, respectively, for changes in historical lease accounting as described below.

•
EBITDA increased by 19.7% to $2.1 million as compared to $1.8 million in the fourth quarter 2003. The 2004 and 2003 fourth quarter EBITDA numbers increased by $174,000 and $54,000, respectively, for changes in historical lease accounting as described below.

Year Highlights

•
Net income was $3.0 million as compared to a net loss of $2.4 million in 2003. The 2004 net income and the 2003 net loss include after-tax charges of $527,000 and $524,000, respectively, for changes in historical lease accounting as described below.

•
Earnings per share was $0.32 per diluted share, a company record, as compared to a loss of $0.27 per share in 2003. The 2004 earnings per diluted share and 2003 loss per share were each reduced by $0.06 for changes in historical lease accounting as described below.

•	Comparable store sales increased 4.3%, which is the highest full year increase since the Company became publicly traded.
•	Revenues rose 9.9% to $137.4 million from $125.0 million in 2003.
•
Restaurant operating margins increased by 65.5% to 11.8%, up from 7.1% for 2003. The 2004 and 2003 restaurant operating margins were decreased by 0.6% and 0.7%, respectively, for changes in historical lease accounting as described below.

•
EBITDA increased by 128.2% to $12.1 million as compared to $5.3 million in 2003. The 2004 and 2003 EBITDA numbers increased by $458,000 and $300,000, respectively, for changes in historical lease accounting as described below.

Executive Commentary

Sheri Miksa, president and chief executive officer, said, “We are pleased to report our record results, which we believe are the product of a well-defined strategy and focused execution. We reported the highest ever annual revenues, earnings, and EBITDA. We also posted our 13th consecutive quarter of positive comp sales, driven largely by last year’s introduction of the Fresh and Affordable MenuSM - our competitive move to create the “Affordable Fast Casual Fresh Mexican Grill” segment. Finally, our 66% operating margin improvement indicates our commitment to continuously improve the economic performance in our existing restaurant system, while we execute our recently announced multi-year development strategy.”

Restatement of Prior Period Financial Statements

As previously announced, the Company intends to restate its historical financial statements for fiscal years 2001 through 2003 and the first three quarters of 2004 for changes in its accounting practices for operating leases. The Company intends to file an amended 2003 Form 10-K by the end of this month. The restatements relate only to non-cash items and have no negative impact on the Company’s cash flows, cash position, revenues, or same-store sales. These adjustments were not the result of any misconduct by the Company or any of its employees. The Company’s restatement is similar to recent restatements announced by other restaurant and retail companies.

The restatement relates primarily to the Company’s practice of using the initial lease term when determining whether each of its leases was an operating lease or a capital lease and when calculating straight-line rent expense, while depreciating its leasehold improvements over a period that included both the initial term of the lease and the option periods (or the useful life of the asset if shorter than the lease term plus options). Also, the Company recorded tenant improvement allowances (defined as lease incentives provided by its landlords) as reductions to leasehold improvements instead of recording these amounts as deferred liabilities. Further, the Company did not consider the rent holiday during the build out period of a restaurant in its straight-line rent calculations.

After reading the current reports on Form 8-K of several other restaurant companies, the Company undertook a review of its lease accounting policies. Following discussions with the Company’s current and former independent auditors, as well as extensive analysis of its accounting records, the Company determined that the authoritative literature on lease accounting requires that the Company use the same lease term for depreciating leasehold improvements as it uses to determine capital versus operating lease classifications and in calculating straight-line rent expense, that lease incentives (such as tenant allowances for leasehold improvements) be amortized over the lease term as a reduction in rent, and that any rent holiday be considered in straight-line rent calculations and recognized as a pre-opening expense during the build-out phase.

As a result of its analysis, the Company has revised its accounting as follows: The Company now generally limits the depreciable lives for its leasehold improvements to the initial lease term. However, if failure to exercise a renewal option imposes an economic penalty to the Company, management may determine at the inception of the lease that renewal is reasonably assured and include one or more option periods in determining the appropriate estimated useful life. The Company’s policy now requires consistency when calculating the depreciation period, in classifying the lease, and in computing straight-line rent expense for each of its leases. The Company now records tenant improvement allowances as lease incentives and amortizes them over the lease term as a reduction in occupancy costs. The Company now includes the build-out period in its definition of lease term used to calculate straight-line rent.

The primary effect of these restatements resulted in an acceleration of depreciation and amortization for leasehold improvements, a reduction in occupancy costs and recognition of higher pre-opening expenses. The total cumulative effect of such adjustments was a net charge of $6.6 million - or $4.0 million after tax - for all prior fiscal years, including the three quarters ended September 26, 2004. The reduction of the Company’s net earnings and earnings per diluted share were $421,000 or $0.05 cents for the first three quarters of 2004; $524,000 or $0.06 cents in fiscal 2003; and $440,000, or $0.05 cents in fiscal 2002.

The restatement of the Company’s financial statements for each of the three years in the period ended December 28, 2003 will be included in its amended fiscal 2003 Annual Report on Form 10-K. The restatement of the financial statements for the first three quarters of fiscal 2004 will be included in the Quarterly Reports on Form 10-Q for the comparable quarterly periods of fiscal 2005.

Non-GAAP Term Definition

EBITDA is a typical non-GAAP measure - i.e., a measure calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the U.S. or “GAAP” for companies that issue public debt and certain valuation models used by investors. Although the Company has not historically provided EBITDA in its regular periodic financial press releases and has no debt, we believe the inclusion of EBITDA as a financial measure of the Company’s performance is useful to its investors and securities analysts as a factor in their analysis of the Company. The Company uses EBITDA in consideration of funding requirements for future development and other needs. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income, an indicator of cash flows from operations, or a measure of liquidity. The Company calculates EBITDA as operating income (loss) plus depreciation and amortization, asset impairment and store closure expense (reversal), and (gain) loss on disposal/sale of property.

Conference Call

The Company will host a conference call on Wednesday, March 16, 2005 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

About Rubio's® Restaurants, Inc.

Rubio's Fresh Mexican GrillSM (NASDAQ:RUBO) is the innovator of the Affordable Fast Casual Fresh Mexican Grill segment. Fresh, flavorful, bold, distinctive Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. Rubio's® success was built on the "World Famous Fish Taco" and has grown to include a variety of craveable, grilled foods featuring lobster, Mahi-Mahi, shrimp, all white meat chicken, and lean carne asada (steak), slow-roasted carnitas (pork), fresh-made guacamole, and our famous salsas. The Fresh & Affordable MenuSM includes Street TacosSM, Street BurritosSM, salads and bowls, tacos, quesadillas, burritos, lower fat, HealthMex® products with less than 20% of calories from fat, low-carb salads along with a variety of “everyday affordable” Meal DealsSM and Mexican and domestic beer in most locations. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 150 restaurants in California, Arizona, Oregon, Colorado, Utah and Nevada. More information can be found at www.rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and the effects of ever-increasing competition. These and other factors can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio’s is a registered trademark of Rubio’s Restaurants, Inc.

# # #

RUBIO'S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	December 26, 2004	December 28, 2003	December 26, 2004	December 28, 2003
		(restated)		(restated)
RESTAURANT SALES	$32,648	$30,368	$137,197	$124,786
FRANCHISE AND LICENSING REVENUES	48	41	203	204
TOTAL REVENUES	32,696	30,409	137,400	124,990

COST OF SALES	8,829	8,336	37,426	36,052
RESTAURANT LABOR, OCCUPANCY AND OTHER	18,789	17,625	76,229	72,826
GENERAL AND ADMINISTRATIVE EXPENSES	2,960	2,443	11,412	10,315
DEPRECIATION AND AMORTIZATION	1,868	1,787	7,322	6,993
PRE-OPENING EXPENSES	0	236	218	488
ASSET IMPAIRMENT AND STORE CLOSURE
EXPENSE (REVERSAL) - NET	0	(362)	(10)	2,071
(GAIN) LOSS ON DISPOSAL/SALE OF PROPERTY	(33)	19	39	233

OPERATING INCOME (LOSS)	283	325	4,764	(3,988)
OTHER INCOME (EXPENSE) - NET	63	22	154	(6)

INCOME (LOSS) BEFORE INCOME TAXES	346	347	4,918	(3,994)
INCOME TAX (EXPENSE) BENEFIT	(74)	(167)	(1,878)	1,569

NET INCOME (LOSS)	$272	$180	$3,040	$(2,425)

NET INCOME (LOSS) PER SHARE:
Basic	$0.03	$0.02	$0.33	$(0.27)
Diluted	$0.03	$0.02	$0.32	$(0.27)
SHARES USED IN CALCULATING NET
INCOME (LOSS) PER SHARE:
Basic	9,210	9,104	9,135	9,093
Diluted	9,611	9,172	9,388	9,093

	Percentage of Total Revenues		Percentage of Total Revenues
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	December 26, 2004	December 28, 2003	December 26, 2004	December 28, 2003
TOTAL REVENUES	100.0%	100.0%	100.0%	100.0%

COST OF SALES (1)	27.0%	27.4%	27.3%	28.9%
RESTAURANT LABOR, OCCUPANCY AND OTHER (1)	57.6%	58.0%	55.6%	58.4%
GENERAL AND ADMINISTRATIVE EXPENSES	9.1%	8.0%	8.3%	8.3%
DEPRECIATION AND AMORTIZATION	5.7%	5.9%	5.3%	5.6%
PRE-OPENING EXPENSES	0.0%	0.8%	0.2%	0.4%
ASSET IMPAIRMENT AND STORE CLOSURE
EXPENSE (REVERSAL) - NET	0.0%	-1.2%	0.0%	1.7%
(GAIN) LOSS ON DISPOSAL/SALE OF PROPERTY	-0.1%	0.1%	0.0%	0.2%

OPERATING INCOME (LOSS)	0.9%	1.1%	3.5%	-3.2%
OTHER INCOME (EXPENSE) - NET	0.2%	0.1%	0.1%	0.0%

INCOME (LOSS) BEFORE INCOME TAXES	1.1%	1.1%	3.6%	-3.2%
INCOME TAX (EXPENSE) BENEFIT	-0.2%	-0.5%	-1.4%	1.3%
NET INCOME (LOSS)	0.8%	0.6%	2.2%	-1.9%

(1) As a percentage of the related sales and/or revenues

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 26, 2004	December 28, 2003
		(restated)
CASH AND SHORT-TERM INVESTMENTS	$12,505	$7,580
OTHER CURRENT ASSETS	3,768	3,729
PROPERTY - NET	31,596	32,348
LONG-TERM INVESTMENTS	3,553	2,247
OTHER ASSETS	5,766	6,402
TOTAL ASSETS	$57,188	$52,306

CURRENT LIABILITIES	$11,756	$11,211
OTHER LIABILITIES	5,692	5,945
STOCKHOLDERS' EQUITY	39,740	35,150
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$57,188	$52,306

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AS RESTATED
(in thousands)
(unaudited)

As of and for the quarter ended March 28, 2004	As previously reported	Adjustments	As restated
(in thousands, except per share data)

PROPERTY, NET	$34,911	$(3,105)	$31,806
DEFERRED INCOME TAX ASSETS	2,928	2,644	5,572
ACCRUED EXPENSES AND OTHER LIABILITIES	9,013	529	9,542
DEFERRED INCOME TAX LIABILITIES	44	185	229
DEFERRED RENT AND OTHER LIABILITIES	2,363	2,538	4,901
TOTAL ACCUMULATED DEFICIT	(3,359)	(3,712)	(7,071)
RESTAURANT LABOR, OCCUPANCY AND OTHER	19,039	(128)	18,911
DEPRECIATION AND AMORTIZATION	1,486	332	1,818
PRE-OPENING EXPENSES	53	41	94
OPERATING INCOME (LOSS)	911	(245)	666
INCOME TAX (EXPENSE) BENEFIT	(381)	98	(283)
NET INCOME (LOSS)	572	(147)	425
NET INCOME (LOSS) PER SHARE:
Basic	$0.06	$(0.01)	$0.05
Diluted	$0.06	$(0.01)	$0.05

As of and for the quarter ended June 27, 2004	As previously reported	Adjustments	As restated
(in thousands, except per share data)

PROPERTY, NET	$35,406	$(3,289)	$32,117
DEFERRED INCOME TAX ASSETS	2,154	2,746	4,900
ACCRUED EXPENSES AND OTHER LIABILITIES	8,243	529	8,772
DEFERRED INCOME TAX LIABILITIES	1	192	193
DEFERRED RENT AND OTHER LIABILITIES	2,403	2,591	4,994
TOTAL ACCUMULATED DEFICIT	(2,170)	(3,854)	(6,024)
RESTAURANT LABOR, OCCUPANCY AND OTHER	19,091	(131)	18,960
DEPRECIATION AND AMORTIZATION	1,465	332	1,797
PRE-OPENING EXPENSES	21	62	83
LOSS ON DISPOSAL/SALE OF PROPERTY	75	(25)	50
OPERATING INCOME (LOSS)	1,940	(238)	1,702
INCOME TAX (EXPENSE) BENEFIT	(793)	95	(698)
NET INCOME (LOSS)	1,190	(143)	1,047
NET INCOME (LOSS) PER SHARE:
Basic	$0.13	$(0.02)	$0.11
Diluted	$0.13	$(0.02)	$0.11

As of and for the quarter ended September 26, 2004	As previously reported	Adjustments	As restated
(in thousands, except per share data)

PROPERTY, NET	$35,400	$(3,570)	$31,830
DEFERRED INCOME TAX ASSETS	1,930	2,839	4,769
ACCRUED EXPENSES AND OTHER LIABILITIES	9,357	529	9,886
DEFERRED INCOME TAX LIABILITIES	8	198	206
DEFERRED RENT AND OTHER LIABILITIES	2,400	2,528	4,928
TOTAL ACCUMULATED DEFICIT	(743)	(3,985)	(4,728)
RESTAURANT LABOR, OCCUPANCY AND OTHER	19,704	(135)	19,569
DEPRECIATION AND AMORTIZATION	1,492	347	1,839
PRE-OPENING EXPENSES	34	7	41
LOSS ON DISPOSAL/SALE OF PROPERTY	19	-	19
OPERATING INCOME (LOSS)	2,332	(219)	2,113
INCOME TAX (EXPENSE) BENEFIT	(911)	88	(823)
NET INCOME (LOSS)	1,427	(131)	1,296
NET INCOME (LOSS) PER SHARE:
Basic	$0.16	$(0.02)	$0.14
Diluted	$0.15	$(0.01)	$0.14

As of and for the year ended December 28, 2003	As previously reported	Adjustments	As restated
(in thousands, except per share data)

PROPERTY, NET	$35,195	$(2,847)	$32,348
DEFERRED INCOME TAX ASSETS	3,341	2,539	5,880
ACCRUED EXPENSES AND OTHER LIABILITIES	6,735	529	7,264
DEFERRED INCOME TAX LIABILITIES	76	178	254
DEFERRED RENT AND OTHER LIABILITIES	2,301	2,550	4,851
TOTAL ACCUMULATED DEFICIT	(3,931)	(3,565)	(7,496)
RESTAURANT LABOR, OCCUPANCY AND OTHER	73,325	(499)	72,826
DEPRECIATION AND AMORTIZATION	5,632	1,361	6,993
PRE-OPENING EXPENSES	289	199	488
ASSET IMPAIRMENT AND STORE CLOSURE
EXPENSE (REVERSAL) - NET	2,265	(194)	2,071
LOSS ON DISPOSAL/SALE OF PROPERTY	230	3	233
OPERATING LOSS	(3,118)	(870)	(3,988)
INCOME TAX BENEFIT	1,223	346	1,569
NET LOSS	(1,901)	(524)	(2,425)
NET LOSS PER SHARE:
Basic	$(0.21)	$(0.06)	$(0.27)
Diluted	$(0.21)	$(0.06)	$(0.27)

As of and for the year ended December 29, 2002	As previously reported	Adjustments	As restated
(in thousands, except per share data)

PROPERTY, NET	$35,504	$(1,815)	$33,689
DEFERRED INCOME TAX ASSETS	2,403	2,166	4,569
ACCRUED EXPENSES AND OTHER LIABILITIES	3,832	499	4,331
DEFERRED INCOME TAX LIABILITIES	90	152	242
DEFERRED RENT AND OTHER LIABILITIES	1,971	2,741	4,712
TOTAL ACCUMULATED DEFICIT	(2,030)	(3,041)	(5,071)
RESTAURANT LABOR, OCCUPANCY AND OTHER	67,553	(733)	66,820
DEPRECIATION AND AMORTIZATION	5,184	1,341	6,525
PRE-OPENING EXPENSES	155	122	277
ASSET IMPAIRMENT AND STORE CLOSURE
EXPENSE (REVERSAL) - NET	(815)	4	(811)
(GAIN) LOSS ON DISPOSAL/SALE OF PROPERTY	250	(2)	248
OPERATING INCOME (LOSS)	5,031	(732)	4,299
INCOME TAX (EXPENSE) BENEFIT	(1,998)	292	(1,706)
NET INCOME (LOSS)	3,019	(440)	2,579
NET INCOME (LOSS) PER SHARE:
Basic	$0.33	$(0.04)	$0.29
Diluted	$0.33	$(0.05)	$0.28